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                                                                    Exhibit 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                 in respect of

                         13 1/2% Senior Notes due 2009

                                       of

                            PAC-WEST TELECOMM, INC.

              Pursuant to the prospectus dated             , 1999

                 The exchange agent for the exchange offer is:


By registered or certified mail:
                          By hand/overnight delivery:Facsimile transmission
                                                             number:
                                                   (for Eligible Institutions
                                                              only)

                                                  Confirm receipt of facsimile
                                                               by
                                                           telephone:


   Delivery of this notice of guaranteed delivery to an address, or transmission via facsimile to a number, other than as set forth above will not constitute valid delivery.

   As set forth in the prospectus, dated             , 1999, as it may be
supplemented and amended from time to time, of Pac-West Telecomm, Inc. under "The Exchange Offer--Guaranteed Delivery Procedures," and in the instructions to the related letter of transmittal, this form, or one substantially equivalent hereto, or an agent's message relating to the guaranteed delivery procedures, must be used to accept Pac-West's offer to exchange its Series B 13 1/2% Senior Notes due 2009, which will have been registered under the Securities Act of 1933, for its outstanding 13 1/2% Senior Notes due 2009, if time will not permit the letter of transmittal, certificates representing the notes to be tendered, or other documents to reach the exchange agent, or the procedures for book-entry transfer cannot be completed, on or prior to the expiration date of the exchange offer.

   This form must be delivered by an Eligible Institution (as used herein) by mail or hand delivery or transmitted via facsimile to the exchange agent as set forth above. If a signature on the letter of transmittal is required to be guaranteed by a Medallion Signature Guarantor as described in the instructions to the letter of transmittal, such signature guarantee must appear in the applicable space provided in the letter of transmittal. This form is not to be used to guarantee signatures.

   Questions and requests for assistance and requests for additional copies of the prospectus may be directed to the exchange agent at the address above. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the exchange offer.

 The exchange offer and withdrawal rights will expire at 5:00 p.m., New
 York City time, on             , 1999, unless extended.

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Ladies and Gentlemen:

   The undersigned hereby tender(s) to Pac-West, upon the terms and subject to the conditions set forth in the prospectus and the related letter of transmittal (receipt of which is hereby acknowledged), the principal amount of Pac-West's 13 1/2% Senior Notes due 2009 specified below pursuant to the guaranteed delivery procedures set forth in the prospectus under "The Exchange Offer--Guaranteed Delivery Procedures" and in Instruction 2 to the letter of transmittal. The undersigned hereby authorizes the exchange agent to deliver this notice of guaranteed delivery to Pac-West with respect to the notes tendered pursuant to the exchange offer.

   The undersigned understands that the tendered notes will be exchanged only after timely receipt by the exchange agent of:

     (1) the tendered notes, or a book-entry confirmation of the transfer of the tendered notes into the exchange agent's account at the book-entry transfer facility set forth below, and

     (2) a letter of transmittal (or a manually signed facsimile thereof) properly completed and duly executed, with any signature guarantees and any other documents required by the letter of transmittal or an agent's message within three New York Stock Exchange trading days after the execution hereof.

   The undersigned also understands that the method of delivery of this notice of guaranteed delivery and any other required documents to the exchange agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the exchange agent.

   The undersigned understands that tenders of the notes to be exchanged will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned also understand that tenders of the notes to be exchanged may be withdrawn at any time prior to the expiration date of the exchange offer.

   All authority conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

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                           PLEASE SIGN AND COMPLETE


                                         Date: _______________________________

 Signature(s) of Registered Holder(s)    Address: ____________________________
 or                                      -------------------------------------

 Authorized Signatory: _______________   Area Code and Telephone No. _________

 -------------------------------------   If the tendered notes will be
 -------------------------------------   delivered by book-entry transfer,
                                         check book-entry transfer facility
                                         below:

 Name(s) of Registered Holder(s): ____
 -------------------------------------

                                         [_] The Depository Trust Company

 -------------------------------------

                                         Depository
 Principal Amount of the Tendered        Account No. _________________________
 Notes: ______________________________
 -------------------------------------

 Certificate No.(s) of the Tendered
 Notes
 (if available) ______________________


 This notice of guaranteed delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for the tendered notes or on a security position listing as the owner of the tendered notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery without alteration, enlargement or any change whatsoever. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                     Please print name(s) and address(es)

 Name(s): ____________________________________________________________________
 -----------------------------------------------------------------------------

 Capacity: ___________________________________________________________________

 Address(es): ________________________________________________________________
 -----------------------------------------------------------------------------


   Do not send the notes to be tendered with this form. The tendered notes should be sent to the exchange agent together with a properly completed and duly executed letter of transmittal.

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

                                   GUARANTEE
                    (Not to be used for signature guarantee)

    The undersigned, a member of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange, Inc. Medallion Signature Program (each, an "Eligible Institution") hereby (1) represents that the above-named person(s) are deemed to own the notes tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (2) represents that such tender of the notes complies with Rule 14e-4 and (3) guarantees that the notes tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under "The Exchange Offer--Guaranteed Delivery Procedures"), and that the exchange agent will receive (a) such notes, or a book-entry confirmation of the transfer of such notes into the exchange agent's account at the book-entry transfer facility, and (b) a properly completed and duly executed letter of transmittal or facsimile thereof (or agent's message) with any required signature guarantees and any other documents required by the letter of transmittal within three New York Stock Exchange trading days after the date of execution hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal and the tendered notes to the exchange agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm: _______________________________________________________________

 Authorized Signature: _______________________________________________________

 Title: ______________________________________________________________________

 Address: ____________________________________________________________________
 -----------------------------------------------------------------------------
                                   (Zip Code)

 Area Code and Telephone Number: _____________________________________________

 Dated:  , 1999


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